                                                                   Exhibit 10.17


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                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                  TRUST ENVIRONMENTAL SERVICES COMPANY, L.L.C.
                                    AS SELLER

                                       AND

                                   NESCO, INC.
                                    AS BUYER





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

                                                 TABLE OF CONTENTS
                                                                                                            Page
ARTICLE I..................................................................................................... 1
     1.01     DEFINED TERMS................................................................................... 1
     1.02     OTHER DEFINITIONAL PROVISIONS................................................................... 4
ARTICLE II.................................................................................................... 5
     2.01     PURCHASE AND SALE............................................................................... 5
     2.02     RETAINED ASSETS................................................................................. 5
     2.03     PURCHASE PRICE.................................................................................. 6
     2.04     NO ASSUMPTION OF LIABILITIES.................................................................... 6
     2.05     DELIVERY OF PURCHASED ASSETS.................................................................... 6
     2.06     INSTRUMENTS OF CONVEYANCE AND TRANSFER.......................................................... 7
     2.07     ALLOCATION...................................................................................... 7
ARTICLE III................................................................................................... 7
     3.01     CLOSING......................................................................................... 7
     3.02     CLOSING OBLIGATIONS............................................................................. 7
ARTICLE IV.................................................................................................... 8
     4.01     ORGANIZATION, GOOD STANDING, POWER.............................................................. 8
     4.02     RESERVED........................................................................................ 8
     4.03     AUTHORIZATION OF AGREEMENT...................................................................... 8
     4.04     CONTRACTS AND AGREEMENTS........................................................................ 9
     4.05     TRADE NAMES, TRADEMARKS, COPYRIGHTS, ETC........................................................10
     4.06     PROPRIETARY RIGHTS..............................................................................10
     4.07     TITLE TO THE PURCHASED ASSETS: ABSENCE OF LIENS AND ENCUMBRANCES: LEASES........................10
     4.08     FINANCIAL STATEMENTS; NO ADVERSE CHANGES........................................................11
     4.09     LABOR MATTERS...................................................................................12
     4.10     TAXES...........................................................................................12
     4.11     LITIGATION......................................................................................12
     4.12     BROKERS AND FINDERS.............................................................................13
     4.13     COMPLIANCE WITH LAWS............................................................................13
     4.14     BILLS AND INVOICES..............................................................................13
     4.15     CUSTOMERS AND SUPPLIES..........................................................................14
     4.16     BOOKS AND RECORDS...............................................................................14
     4.17     UNTRUE STATEMENTS...............................................................................14
     4.18     ACTIONS SINCE JUNE 30, 2000.....................................................................14
     4.19     SELLER INVESTMENT REPRESENTATIONS...............................................................14
ARTICLE V.....................................................................................................15
     5.01     ORGANIZATION, GOOD STANDING, POWER..............................................................15
     5.02     BROKERS AND FINDERS.............................................................................16
ARTICLE VI....................................................................................................16
     6.01     APPROVALS.......................................................................................17
     6.02     INVESTIGATION BY BUYER..........................................................................17
     6.03     CONDUCT OF BUSINESS.............................................................................17
     6.04     NO DISPOSAL OF PROPERTY.........................................................................18


                                                 -ii-


     6.05     NO ACQUISITIONS.................................................................................18
     6.06     NO BREACH OR DEFAULT............................................................................18
     6.07     NO INDEBTEDNESS.................................................................................19
     6.08     PAYMENT OF LIABILITIES..........................................................................19
     6.09     NOTICE AND CURE.................................................................................19
     6.10     COOPERATION OF MANAGEMENT PENDING TRANSACTION...................................................19
     6.11     CERTIFICATES OF GOOD STANDING...................................................................19
     6.12     NO CHANGES TO SELLER BENEFIT PROGRAMS...........................................................20
     6.13     NAME CHANGE.....................................................................................20
ARTICLE VII...................................................................................................20
     7.01     APPROVALS.......................................................................................20
     7.02     OBLIGATION OF BUYER TO MAKE TRANSACTION EFFECTIVE...............................................20
     7.03     NOTICE AND CURE.................................................................................20
     7.04     SUBLEASE........................................................................................21
ARTICLE VIII..................................................................................................21
     8.01     CONSENTS AND APPROVALS..........................................................................21
     8.02     CERTAIN ACTIONS, ETC............................................................................21
ARTICLE IX....................................................................................................21
     9.01     ACCURACY OF REPRESENTATIONS AND WARRANTIES......................................................21
     9.02     PERFORMANCE OF COVENANTS, AGREEMENTS AND CONDITIONS.............................................22
     9.03     OFFICERS' CERTIFICATE, ETC......................................................................22
     9.04     MEMBER APPROVAL.................................................................................22
     9.05     EMPLOYMENT AGREEMENT............................................................................22
     9.06     NON-COMPETE AND OTHER AGREEMENTS................................................................22
     9.07     LEGAL OPINION...................................................................................22
     9.08     DELIVERY OF BILLS OF SALE.......................................................................22
ARTICLE X.....................................................................................................22
     10.01    ACCURACY OF REPRESENTATIONS AND WARRANTIES......................................................23
     10.02    PERFORMANCE OF COVENANTS, AGREEMENTS AND CONDITIONS.............................................23
     10.03    OFFICERS' CERTIFICATES, ETC.....................................................................23
ARTICLE XI....................................................................................................23
     11.01    TERMINATION.....................................................................................23
     11.02    EFFECT OF TERMINATION...........................................................................23
     11.03    AMENDMENTS......................................................................................24
     11.04    WAIVER..........................................................................................24
ARTICLE XII...................................................................................................24
     12.01    CONFIDENTIALITY.................................................................................24
     12.02    PUBLIC ANNOUNCEMENTS............................................................................24
     12.03    ADDITIONAL AGREEMENTS...........................................................................24
     12.04    COBRA...........................................................................................24
     12.05    AVAILABLE REMEDIES..............................................................................25
     12.06    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.....................................25
     12.07    ACTIONS OF THE PARTIES AFTER THE CLOSING DATE...................................................26
     12.08    NONASSIGNABLE CONTRACTS OR AUTHORIZATIONS.......................................................28


                                                -iii-


ARTICLE XIII..................................................................................................28
     13.01    EXPENSES........................................................................................28
     13.02    NOTICES.........................................................................................28
     13.03    TIME............................................................................................29
     13.04    ENTIRE AGREEMENT................................................................................29
     13.05    BINDING EFFECT; BENEFITS........................................................................29
     13.06    ASSIGNMENT......................................................................................30
     13.07    APPLICABLE LAW..................................................................................30
     13.08    COUNTERPARTS....................................................................................30


Exhibit A - Warrant Agreement
Exhibit B - Financial Statements
Exhibit C - Sublease Agreement
Exhibit D - Employment Agreement
Exhibit E - Non-Compete Agreement
Exhibit F - Opinion of Seller's Legal Counsel

SCHEDULE 2.02 - Retained Assets
SCHEDULE 2.03 - Assumed Contract Obligations
SCHEDULE 2.07 - Allocation of Purchase Price
SCHEDULE 4.05 - Trade Names, Fictitious Names
SCHEDULE 4.07 - Leases and Other Agreements
SCHEDULE 4.11 - Litigation
SCHEDULE 4.15 - Customers and Suppliers

                            ASSET PURCHASE AGREEMENT

         This Agreement is entered into as of August 31, 2000 (this "Agreement"), by and among NESCO, Inc., an Oklahoma corporation ("Buyer"), Trust Environmental Services Company, L.L.C., an Oklahoma limited liability company ("Seller"). Clark & Sons, a general partnership; MidWest Oil, Ltd., an Oklahoma limited partnership; Simons Petroleum, Inc., an Oklahoma corporation; Smith Family Limited Partnership, an Oklahoma limited partnership; P. Michael Fitter, Jr.; and P. Michael Horn (the "Owners") join in the execution of this Agreement for purposes of making the representations and warranties set forth in ARTICLE IV, the indemnification provisions of SECTION 12.06 and the other purposes specifically described herein.

RECITALS:

                  A. Seller is engaged in the business of environmental consulting and remediation and related services (the "Business").

                  B. Buyer desires to acquire, and Seller desires to sell, the Business and substantially all of the intangible assets of Seller.

                  C. Buyer and Seller (the "Parties") desire to evidence their agreement to the terms and conditions of the purchase and sale of the Business and substantially all the intangible assets of Seller as set forth in this Agreement.

                  In consideration of the premises and the mutual representations, warranties, covenants and agreements herein set forth, the Parties have agreed, and hereby agree subject to the terms and conditions hereinafter set forth, as follows:


                                    ARTICLE I
                                   DEFINITIONS

         1.01 DEFINED TERMS. Capitalized terms used herein shall have the meanings ascribed to them in this ARTICLE I, unless such terms are defined elsewhere in this Agreement.

         AFFILIATES: shall mean any persons who control, are controlled by or are in common control with any person.

         ASSUMED CONTRACT OBLIGATIONS: shall have the meaning set forth in
SECTION 2.03(c).

         BUSINESS: shall have the meaning set forth in the Recitals to this Agreement.

         BUYER: shall mean NESCO, Inc., an Oklahoma corporation. It is agreed that NESCO, Inc. may direct that the Purchased Assets be acquired by a wholly owned subsidiary of NESCO, Inc., provided, however, that in such event, NESCO, Inc. will continue to be subject to all of the liabilities, obligations, commitments and covenants of the Buyer hereunder.

         BUYER BASKET: shall have the meaning set forth in SECTION 12.06(a).

         COBRA: shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations promulgated thereunder.

         COBRA LIABILITIES: shall mean any and all liabilities and obligations associated with, or related to, providing COBRA continuation coverage to Seller's employees and former employees, and such employees' and former employees' beneficiaries, who are entitled to receive such continuation coverage.

         CLAIMS: shall have the meaning set forth in SECTION 12.06(a).

         CLOSING: shall mean the consummation of the purchase and sale of the Purchased Assets hereunder which shall occur on the Closing Date.

         CLOSING DATE: shall have the meaning set forth in SECTION 3.01.

         CODE: shall mean the Internal Revenue Code of 1986, as amended.

         DISCLOSURE MATERIALS: shall have the meaning set forth in SECTION 4.19.

         ERISA: shall have the meaning Employee Retirement Income Security Act of 1974, as amended.

         EMPLOYEE BENEFIT PLANS: shall mean (i) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA; and (ii) each personnel policy, stock option plan, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, program or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, retiree benefit plan or arrangement, fringe benefit program or practice (whether or not taxable), employee loan, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding; which is or has been sponsored, maintained or contributed to by Seller or any trade or business, whether or not incorporated, that together with Seller would be considered affiliated with Seller under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

         FINANCIAL STATEMENTS: shall mean those financial statements of Seller described in SECTION 4.08 and attached hereto as EXHIBIT B.

         GOVERNMENTAL ENTITY: shall mean any court, government, governmental agency, commission or instrumentality, domestic or foreign.

         INDEMNIFIED PARTY: shall have the meaning set forth in SECTION
12.06(b).

         INDEMNIFYING PARTY: shall have the meaning set forth in SECTION
12.06(b).

         KNOWLEDGE: means actual knowledge of a fact by any responsible officer of the Seller or by any of the Owners.

         LEGAL REQUIREMENTS: shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation of, including the terms of any license, certificate, franchise or permit issued by, the United States, any state, commonwealth, territory or possession thereof and any political or judicial subdivision or instrumentality of the foregoing, including, without limitation, courts, departments, commissions, boards, bureaus or agencies.

         LIEN: shall mean any lien, mortgage, security interest, pledge, deposit, product payment, restriction, burden, encumbrance, rights of a vendor under any title retention or conditional sale agreement, or lease or other arrangement substantially equivalent thereto.

         OKLAHOMA LAW: shall mean, as applicable, the Oklahoma General Corporation Act, as amended, or the Oklahoma Limited Liability Company Act, as amended.

         OWNERS: shall mean those persons listed in the opening paragraph of this Agreement.

         PARTIES: shall have the meaning set forth in the Recitals to this Agreement.

         PROPRIETARY RIGHTS: shall mean trade secrets, copyrights, patents, trademarks, service marks, customer lists, and all similar types of intangible property developed, created, or owned by Seller, or used by Seller in connection with its business, whether or not the same are entitled to legal protection, including without limitation: (a) all designs, methods, inventions and know-how related thereto, (b) all trademarks, trade names (including "Trust Environmental Services Company, L.L.C."), service marks, and copyrights claimed or used by Seller whether or not they have been registered, and (c) all customer lists of Seller.

         PURCHASED ASSETS: shall have the meaning set forth in SECTION 2.01.

         PURCHASE PRICE: shall mean the consideration to be paid by Buyer to Seller for the Purchased Assets as provided in SECTION 2.03.

         RETAINED ASSETS: shall mean any of the assets of Seller other than the Purchased Assets, including all assets of Seller not necessary to own and operate the Business in the manner heretofore owned and operated by Seller.

         SEC: shall mean the Securities and Exchange Commission.

         SCHEDULED PERMITS: shall have the meaning set forth in SECTION 4.15.

         SECURITIES: shall have the meaning set forth in SECTION 4.19.

         SECURITIES ACT: shall mean the Securities Act of 1933, as amended.

         SELLER: shall mean Trust Environmental Services Company, L.L.C., an Oklahoma limited liability company.

         SELLER BASKET: shall have the meaning set forth in SECTION 12.06(b).

         SELLER CONTRACTS: shall mean those contracts, agreements, instruments, and other obligations described in SECTION 4.04(a).

         SHARES: shall mean the shares of common stock, par value $1.00, of Buyer.

         SURVIVAL PERIOD: shall have the meaning set forth in SECTION 12.06(d).

         TAXES: shall mean all net income, gross income, gross receipts, sales and use, ad valorem, franchise, profits, licenses, withholding, payroll, excise, severance, stamp, occupation, property, customs duties or other taxes, fees or charges of any kind whatsoever imposed by a foreign, federal, state, county or local taxing authority together with any interest or penalty thereon.

         WARRANTS: shall have the meaning set forth in SECTION 2.03(b).

         WORK-IN-PROGRESS: shall mean work-in-progress under the Seller Contracts, including all equipment in place installed in the performance of such work-in-progress, but excluding any equipment (such as field equipment) which remains as the property of Seller.

         1.02     OTHER DEFINITIONAL PROVISIONS.

                  (a) Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof.

                  (b) Exhibits and Schedules to this Agreement are attached hereto and by this reference incorporated herein for all purposes.

                  (c) The words "this Agreement," "herein," "hereby," "hereunder" and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Article," "this Section" and "this subsection," and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation."

                  (d) Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.


                                   ARTICLE II
                             ASSET PURCHASE AND SALE

         2.01 PURCHASE AND SALE. At the Closing, upon the terms and subject to the conditions contained of this Agreement, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, accept and acquire from Seller, all of Seller's right, title and interest in and to all of the intangible assets and rights of Seller, including all of the intangible assets and rights described below in this SECTION 2.01, but excluding the Retained Assets (collectively and individually, the "Purchased Assets"):

                  (a)      all goodwill of Seller;

                  (b)      all Work-in-Progress;

                  (c)      all Seller Contracts;

                  (d)      all Proprietary Rights;

                  (e) all rights (including indemnification) and choses in action (i) against third parties which affect the use of, or title to, any of the Purchased Assets, provided however, any claims, damages, counterclaims, or rights of setoff attributable to the Business and the Purchased Assets for the period prior to the Closing shall be retained by Seller; and

                  (f) all books, records (including all records and information regarding past and present clients of Seller), and files which relate to the Purchased Assets or the Business, including all sales and marketing, operating, maintenance, vendor, computer, employee and environmental records and files, provided however, that Seller can retain copies of any such documents as it so chooses, and further provided, that Buyer will provide access to any such documents upon reasonable request of Seller and at reasonable times following Closing to the extent that Seller needs access for a bona fide business purpose.

         2.02 RETAINED ASSETS. Notwithstanding the provisions of SECTION 2.01, Seller shall retain the assets set forth in SCHEDULE 2.02, including the following assets, as determined on the Closing Date:

                  (a)      ECOLO;

                  (b) all cash and cash equivalents (including obligations of the U.S. Government) on hand, in banks or wherever located, certificates of deposit and commercial paper owned by Seller;

                  (c)      all accounts receivable of Seller;

                  (d)      all Seller inventory; and

                  (e) all other property of any kind, tangible and intangible, personal and mixed, and all other rights and benefits of Seller not specifically defined as Purchased Assets.

For purposes of SECTIONS 2.01 AND 2.02, Buyer's representative and Seller's representative will meet prior to the Closing Date to review the outstanding Work-in-Progress, outstanding purchase orders and ongoing Seller Contracts to determine what percentage of the work and services to be performed thereunder for which no payment has been received will be completed at Closing. Such percentages will be set forth on a schedule listing all of such Work-in-Progress and Seller Contracts and the agreed percentage applicable to each item or contract. When Buyer has received payment and collected the funds for such Work-in-Progress, purchase orders and Seller Contracts, the appropriate percentage of the payment received due to Seller will be remitted to Seller within 30 days after such funds have been collected.

         2.03 PURCHASE PRICE. The Purchase Price shall consist of the following:

                  (a) Buyer shall pay the sum of $1,000,000, payable at Closing by delivery of a cashier's check;

                  (b) Buyer shall deliver to Seller at the Closing warrants to purchase 120,000 Shares which will have an exercise price of $4.00 per share and a term of five years (the "Warrants") in the form of the Warrant Agreement attached hereto as EXHIBIT A. Seller may exercise its right to purchase the Shares at any time and from time to time in whole or in part during the term thereof; and

                  (c) Buyer shall assume the obligations of Seller under the Seller Contracts existing at the Closing (the "Assumed Contract Obligations") as set forth on SCHEDULE 2.03.

         2.04 NO ASSUMPTION OF LIABILITIES. Except for the Assumed Contract Obligations, Buyer is not assuming, accepting or undertaking any debt, obligation, duty or liability of Seller of any kind whatsoever, accrued, contingent or otherwise, whether arising out of, or related to, the operation, use or ownership of the Purchased Assets, the manufacture or sale of products, the Employee Benefit Plans, the COBRA Liabilities or otherwise all of which shall be retained and discharged by Seller.

         2.05 DELIVERY OF PURCHASED ASSETS. Possession of and ownership of the Purchased Assets shall be delivered and transferred by Seller to Buyer at the Closing.

         2.06 INSTRUMENTS OF CONVEYANCE AND TRANSFER. At the Closing, Seller shall execute and deliver to Buyer, as appropriate, one or more bills of sale, instruments of assignment, certificates of title, registrations, licenses and other documents as may be reasonably necessary or appropriate
(a) to vest in Buyer title to or ownership of all of the Purchased Assets, free and clear of any and all Liens, and (b) to carry out the transactions contemplated by this Agreement. Seller shall assist Buyer, as reasonably required after the Closing, at Buyer's expense, in registering and recording with appropriate Governmental Entities the conveyance and transfer documents.

         2.07 ALLOCATION. The Purchase Price shall be allocated among the Purchased Assets as set forth on SCHEDULE 2.07.


                                   ARTICLE III
                                     CLOSING

         3.01 CLOSING. The Closing will take place at the offices of Buyer, 12331 East 60th Street, Tulsa, Oklahoma, on August 31, 2000, or, if the conditions to Closing set forth in this Agreement have not been satisfied by such date, on the third business day following the day on which all such conditions have been satisfied or waived, or at such other time and place as the Parties may mutually agree (the "Closing Date").

         3.02     CLOSING OBLIGATIONS. At the Closing:

                  (a)      Seller shall deliver to Buyer:

                           (i) the instruments of conveyance and transfer described in SECTION 2.06;

                           (ii)     the certificates required by SECTION 9.03;
         and

                           (iii) such other certificates and documents as may be required under this Agreement or as Buyer shall reasonably request.

                  (b)      Buyer shall deliver to Seller:

                           (i)      the Purchase Price;

                           (ii)     the Warrant Agreement;

                           (iii)    the certificates required by SECTION 10.03;
         and

                           (iv) such other certificates and documents as may be required under this Agreement or as Seller shall reasonably request.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF SELLER AND THE OWNERS

                  Seller and the Owners, jointly and severally, hereby represent and warrant to Buyer as follows:

         4.01 ORGANIZATION, GOOD STANDING, POWER. Seller is a limited liability company duly organized, validly existing and in good standing under Oklahoma Law and has the requisite power and authority to carry on the Business as it is now being conducted. Seller is duly qualified as a foreign limited liability company to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign limited liability company in that jurisdiction is required by law.

         4.02 [RESERVED].

         4.03 AUTHORIZATION OF AGREEMENT. (a) Seller has all requisite power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Seller including the approval of this Agreement by its members. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller.

         (b) Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby to be performed by Seller will (i) violate or conflict with any provision of the articles of organization or operating agreement of Seller, as currently in effect, or (ii) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any Governmental Entity, other regulatory or self-regulatory body or association or arbitrator binding upon Seller or the Business, except where such violations or conflicts would not in the aggregate have a material adverse effect on the Business or the Purchased Assets or on the ability of Seller to consummate the transactions contemplated hereby, and except for violations that will be cured, waived or terminated prior to Closing.

         (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby to be performed by Seller will result in a breach of or constitute a default (or with notice or lapse of time or both result in a breach of or constitute a default) under, or give rise to a right of termination, cancellation, acceleration or repurchase of any obligation or a right of first refusal with respect to any material property or asset or a loss of a material benefit or the imposition of a material penalty under, any of the terms, conditions or provisions of

               (i) any mortgage, indenture, loan, or credit agreement or and other agreement or instrument evidencing indebtedness for money borrowed to which Seller is a party or by which it or any of the Purchased Assets is bound or affected, or pursuant to which Seller has guaranteed the indebtedness or preferred stock of any person or entity, or

               (ii) any Seller Contracts or other lease, license, tariff, contract, or other agreement or instrument to which Seller is a party or by which it or any of the Purchased Assets is bound or affected, except in the case of each of clauses (i) and (ii) above,

                     (x) for any such breaches, defaults, rights, losses or
               penalties that do not have a material adverse effect on the Business or the Purchased Assets or on the ability of Seller to consummate the transactions contemplated hereby, and

                     (y) for such third party consents as will be obtained prior to the Closing Date.

         (d) Neither the execution and delivery by Seller of this Agreement nor the consummation of the transactions contemplated hereby to be performed by Seller will result in, or require, the creation or imposition of any Lien of any nature upon or with respect to any of the Purchased Assets now or hereafter owned by Seller except where such would not in the aggregate have a material adverse effect on the Business or the Purchased Assets or on the ability of Seller to consummate the transactions contemplated hereby.

         (e) No consent, approval, order, certificate or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby, other than such filings or registrations that, if not made, and such authorizations, consents or approvals, that, if not received, would not in the aggregate have a material adverse effect on the Business or the Purchased Assets or on the ability of Seller to consummate the transactions contemplated hereby.

         (f) Seller has made or obtained each registration, filing, submission, license, permit, certificate, determination or governmental approval necessary to enable it to carry on the Business, except for those which the failure to have does not have a material adverse effect on the Business or the Purchased Assets. All such registrations, filings and submissions with any Governmental Entity relating to the operations of Seller were in material compliance with applicable law when filed, and no material deficiencies have been asserted by any such authority with respect to such registrations, filing or submissions.

         4.04 CONTRACTS AND AGREEMENTS. (a) Before the Closing, Seller will provide Buyer access to and the right to copy all contracts, agreements, commitments and instruments, including any and all amendments thereto (the "Seller Contracts") to which Seller is a party or by which Seller or any of the Purchased Assets are bound, including, but not limited to, purchase orders and agreements, maintenance agreements, bulk purchase contracts commission agreements.

         (b) Seller has complied in all material respects with the provisions of all the Seller Contracts; Seller is not in material breach or default under, and there is no valid basis for any claim of breach or default under, and there has been no waiver of any breach or default under, any term or provision of any Seller Contract; all the Seller Contracts are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto in accordance with their terms. There has been no amendment or modification of any of the Seller Contracts, except such amendments that have been delivered to Buyer. Seller is not participating in any discussions or negotiations regarding modification of any of the Seller Contracts. Subject to
Section 12.08, the Seller Contracts may be assigned to Buyer pursuant to this Agreement and the enforceability of any of the Seller Contracts will not be impaired by the consummation of the transactions contemplated in this Agreement.

         4.05 TRADE NAMES, TRADEMARKS, COPYRIGHTS, ETC. SCHEDULE 4.05 is a list that identifies each trade name, fictitious business name, or other similar name under which Seller has conducted any part of the Business or in which Seller has utilized any of the Purchased Assets preceding the date of this Agreement. There have not been asserted against Seller any claims that any product, activity or operation of Seller infringes upon or involves, or had resulted in the infringement of, any proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened which challenge the rights of Seller with respect thereto, in each case, which would have a material adverse effect on the Business or the Purchased Assets.

         4.06 PROPRIETARY RIGHTS. Seller possesses full ownership of, or adequate and enforceable long-term licenses or other rights to use (without payment), all Proprietary Rights owned by or registered in the name of and of the Seller or used in the Business without any known conflict with the rights of others. Seller has in all material respects performed all of the obligations required to be performed by it, and is not in default in any material respect, under any agreement relating to any Proprietary Right. Proprietary Rights constitute trade secrets of Seller within the meaning of all applicable laws, and, to Seller's knowledge, Seller has taken all reasonable necessary steps required by law to protect these trade secrets as such. Seller owns or has valid rights to use all Proprietary Rights. No person has made or, to Seller's knowledge, threatened to make any claims that the operation of the Business of Seller is in violation of or infringes any Proprietary Rights or any other proprietary or trade rights of any third person. To Seller's knowledge, no third person is in violation of or is infringing upon any Proprietary Rights.

         4.07  OWNERSHIP OF THE PURCHASED ASSETS: ABSENCE OF LIENS AND
ENCUMBRANCES: LEASES.

               (a) Seller owns all of the Purchased Assets to be assigned by it to the Buyer, tangible and intangible, free and clear of all Liens.

         (b) SCHEDULE 4.07 sets forth all leases or agreements under which Seller is lessee of, or holds or operates, any property owned by any third party and which are to be assumed by the Buyer, including in each case, the expiration date of such lease or agreement, the payments to be made thereunder, the details of any option to renew or to purchase thereunder, the name or names of the lessor of each such lease and a brief description of the property covered thereby. Each such lease and agreement is in good standing and is valid and binding in accordance with its terms. Seller and each lessor have in all material respects performed all the obligations required to be performed by them to date and are not in default in any material respect under any such lease or agreement. None of the rights of Seller in such property under any such lease or agreement is subject to termination as the result of the transactions contemplated by this Agreement.

         (c) Except as disclosed in SCHEDULE 4.07, all of the tangible personal property of Seller included in the definition of Purchased Assets is in good operating condition and repair, subject to ordinary wear and tear. Seller is not in violation of any applicable regulation, ordinance or other similar law, order, regulation or requirement relating to the Business or the Purchased Assets (including the placement, installation, operation, configuration, design or maintenance of emissions from such properties) which, if enforced, would materially and adversely affect the Business or the Purchased Assets.

         4.08 FINANCIAL STATEMENTS; NO ADVERSE CHANGES. Seller has delivered to Buyer copies of its unaudited balance sheets as at December 31, 1999, and an unaudited balance sheet as at June 30, 2000 (the "Financial Statements"). The Financial Statements are complete in all material respects, present fairly the financial condition of Seller as at the dates indicated, and the results of operations for the respective periods indicated, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (but without footnotes), except as noted therein. None of the Financial Statements include or omit an asset or a liability or obligation of any kind or nature (whether known or unknown and whether absolute, accrued, contingent or other), the inclusion or omission of which would render such Financial Statements materially misleading. Seller has no liabilities (of any kind or nature, whether known or unknown and whether absolute, accrued, contingent or other) that are not adequately reflected or reserved against on the face of the Financial Statements except liabilities incurred since such date in the ordinary course of business and consistent with past practice. Since June 30, 2000, other than as contemplated or caused by this Agreement, there has not been (a) any material adverse change in the Business, condition (financial or otherwise), operations, or prospects of Seller; (b) any damage, destruction, or loss, whether covered by insurance or not, having a material adverse effect on the Business, condition (financial or otherwise), operations, or prospects of Seller; (c) any entry into or termination of any material commitment, contract, agreement, or transaction (including any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) of or involving or related to any of the Seller Contracts or the Business other than this Agreement and agreements executed in the ordinary course of business; (d) any redemption, repurchase, or other acquisition for value of its capital stock by Seller, or any issuance of capital stock of Seller or of securities convertible into or rights to acquire any such capital stock or any dividend or distribution declared, set aside, or paid on capital stock of Seller; (e) any transfer of or right granted under any material lease, license, agreement, patent, trademark, trade name, or copyright of Seller which are included among or related to the Purchased Assets or the Business; (f) any sale or other disposition of any of the Purchased Assets, or any mortgage, pledge, or imposition of any lien or other encumbrance on any of the Purchased Assets, or any agreement relating to any of the foregoing; or (g) any default or breach by Seller in any material respect under any Seller Contract, or license or permit related thereto or required in the performance thereof.
Since June 30, 2000, Seller has conducted the Business only in the ordinary and usual course.

         4.09 LABOR MATTERS. There are no activities or controversies, including, without limitation, any labor organizing activities, election petitions or proceedings, proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages, pending or, to the best of the knowledge of Seller, threatened, between Seller and any of its employees.

         4.10 TAXES. All Taxes due and payable by Seller for all periods ending on or before the Closing Date have been paid by Seller in full, or have been reserved against in the Financial Statements. There are no federal, state or local tax liens upon any assets of Seller. All returns and reports of Taxes required to be filed by or with respect to Seller, on or before the date of the Closing, have been filed by Seller, and all Taxes due as shown thereon have been paid by Seller. No issues have been raised (or are currently pending) by any Governmental Entity in connection with any of such returns or reports.

         4.11 LITIGATION. Except as disclosed in SCHEDULE 4.11 hereto:

         (a) There is no claim, action, suit, proceeding, arbitration, investigation or inquiry now pending or, to the knowledge of Seller, threatened against, relating to or affecting Seller or the Purchased Assets or the Business of Seller or that questions the validity of this Agreement or affects the transactions contemplated herein; nor, to the knowledge of Seller or Owners is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry.

         (b) Neither Seller nor any of its managers or employees has been permanently or temporarily enjoined or prohibited by order, judgment or decree of any Governmental Entity, other regulatory or self-regulatory body or association, or arbitrator from engaging in or continuing any conduct or practice in connection with the Business engaged in by Seller.

         (c) There is not in existence any order, judgment or decree of any Governmental Entity, other regulatory or self-regulatory body or association or arbitrator enjoining or prohibiting Seller from taking, or requiring Seller to take, any action of any kind or to which Seller or any of the Business, or any of the Purchased Assets material to the operation of the Business, are subject or bound.

               (d) Seller is not in default in any respect under any order, writ, injunction or decree of any Governmental Entity, other regulatory or self-regulatory body or association or arbitrator.

         4.12 BROKERS AND FINDERS. No person has acted on behalf of Seller in connection with any negotiations relative to this Agreement and the transactions contemplated hereby. No person has a valid claim for a brokerage commission, finder's fee or other like payment against Buyer or Seller.

         4.13 COMPLIANCE WITH LAWS. Except where it would not have a material adverse effect upon Seller, the Business, or the Purchased Assets,

               (a) Seller is in compliance in all material respects with all Legal Requirements applicable to any of the Purchased Assets and/or the ownership, operation and use thereof, and Seller has not received notice of any noncompliance or alleged noncompliance with any Legal Requirement relating or applicable to any of the Purchased Assets or to the operation of the Business, the existence or enforcement of which would have a material adverse effect on the Buyer's ability to operate them on the same basis as currently conducted and operated or which would require the payment of refunds, fines, penalties or restitution in respect of matters occurring prior to the Closing, including, without limitation, any Legal Requirement relating to (i) wages, hours, hiring, non-discrimination, promotion, retirement, benefits, pensions or working conditions, (ii) air, water, noise, odor or solid or liquid waste (including the generation, treatment, storage, disposal or transportation thereof), (iii) health and safety, (iv) zoning, (v) the production, processing, advertising, sales or warranty of products or services of the Business or (vi) trade or antitrust regulations.

               (b) Without limiting the generality of the foregoing, there exists no noncompliance with, or any condition which would result in liability under, any applicable Legal Requirements relating to air, water, noise, odor, solid or liquid waste (including the generation, treatment, storage, disposal or transportation thereof) or health and safety, which would have a material adverse effect on the Buyer's ability to operate the Business of Seller subsequent to the Closing on substantially the same basis as currently conducted and operated or would require the payment of fines, penalties or remedial expenditures in respect of facts, conditions or matters occurring or existing prior to the Closing.

               (c) Seller has not handled, treated, stored or disposed of, or arranged for the handling, treatment, storage or disposal of any wastes or toxic or hazardous substances or hazardous wastes on any of its real property or, as to wastes and substances generated by the Business off such real property, except in compliance with all Legal Requirements in effect at the time such activity was taken.

         4.14 BILLS AND INVOICES. All bills and other payments due and payable by Seller with respect to the Purchased Assets and the Business have been or will be paid in full in the ordinary course of business, and no labor, material or services have been provided or performed with respect to the Business and the Purchased Assets that have not been or will not be paid in full.

         4.15 CUSTOMERS AND SUPPLIERS. The SCHEDULE 4.15 contains a complete and accurate list of (a) the 25 largest customers of Seller (based on 1999 sales), together with the volume of the sales made to such customers during 1999, and
(b) the 25 largest suppliers to Seller (based on 1999 purchases), together with the volume of the purchases made from such suppliers during 1999. To Seller's knowledge, none of such customers or suppliers intends to cease purchasing from, or selling to, Seller or to materially alter the amount of such purchases or sales as a result of the transactions contemplated hereby or otherwise.

         4.16 BOOKS AND RECORDS. All books, records and files of Seller relating to the Purchased Assets (a) have been prepared, assembled and maintained in accordance with usual and customary policies and procedures; and (b) fairly and accurately reflect the ownership, use, enjoyment and operation by Seller of the Purchased Assets and the Business.

         4.17 UNTRUE STATEMENTS. This Agreement and the exhibits, schedules and appendices hereto, the Financial Statements and all other documents and information furnished by Seller or any of its affiliates or representatives to Buyer or its representatives pursuant hereto or in connection herewith does not include and will not include any untrue statement of a material fact or omit to state any material fact known to the Owners necessary to make the statements made herein and therein not misleading. There are no facts specific to Seller, the Purchased Assets or the Business (and not relating to the industry, governmental regulation, the economy or market conditions, weather or other such matters which would affect the Business and all other similar or competitive businesses generally) which materially and adversely affect or, so far as Seller can now reasonably foresee, will materially and adversely affect the Business or the Purchased Assets, prospects, operations or principal properties of Seller or the ability of any party to perform its obligations under this Agreement.

         4.18 ACTIONS SINCE JUNE 30, 2000. Since June 30, 2000, Seller has not taken any actions that would be prohibited under the provisions of this Agreement (without the prior consent of Buyer) after the date of this Agreement.

         4.19 SELLER INVESTMENT REPRESENTATIONS. In connection with its acquisition of the Warrants and the Shares to be issued pursuant to any exercises of the Warrants (the "Securities"), Seller represents, warrants and covenants that:

               (a) Seller is acquiring the Securities for investment purposes only and not with a view to the distribution thereof; provided, however, that Seller may distribute the Securities to its members. Seller acknowledges that the issuance of the Securities has not been registered with the SEC under the Securities Act or with any state securities agencies or commission under any state securities or blue sky laws. Seller will not sell, assign or otherwise transfer the Securities or any portion thereof or interest therein except pursuant to a registration statement that has been filed with and declared effective by the SEC and any relevant state securities agencies or commissions or such transaction is made in strict compliance with the requirements and conditions of applicable exemptions from the registration requirements of such acts.

               (b) Seller has received and reviewed copies of the Buyer's Annual Report on Form 10-KSB for year ended December 31, 1999; Buyer's Quarterly Reports on Form 10-QSB for the periods ended March 31, 2000 and June 30, 2000, and copies of the definitive Proxy Statement prepared for use in connection with management's solicitation of proxies for its annual meeting of shareholders to held May 18, 2000. The said materials are referred to herein collectively as the "Disclosure Materials." Seller has had the opportunity to discuss Buyer's business, management and financial affairs with its Chairman of the Board and Chief Executive Officer or other executive officers of Buyer and has had the opportunity to review Buyer's plan of operation. Seller understands that such discussions, as well as the Disclosure Materials and any other written information issued by Buyer were intended to describe certain aspects of Buyer's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

               (c) Seller further agrees that the Warrant Agreement and each certificate representing the Securities shall be endorsed with a legend which shall provide substantially as follows:

                     (i) THE SECURITIES REPRESENTED BY THIS CERTIFICATE
         HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACT. NEITHER THE RECORD NOR THE BENEFICIAL OWNERSHIP OF SAID SECURITIES MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SAID SECURITIES UNDER SAID ACTS AND ANY OTHER APPLICABLE STATE SECURITIES LAWS OR RULES UNLESS IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACTS ARE AVAILABLE WITH RESPECT TO SUCH SALE OR TRANSFER AND SAID SALE OR TRANSFER IS MADE PURSUANT TO AND IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF SAID EXEMPTIONS.

                     (ii) Any other legend required by any state securities laws.


                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to Seller as follows:

         5.01 ORGANIZATION, GOOD STANDING, POWER.

               (a) Buyer is a corporation duly organized, validly existing and in good standing under Oklahoma law and has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as enforceability may be subject to (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby to be performed by Buyer will (i) violate or conflict with any provision of the articles of incorporation or bylaws of Buyer, as currently in effect, or (ii) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any Governmental Entity, other regulatory or self-regulatory body or association or arbitrator binding upon Buyer or any of its properties, except where such violations or conflicts would not in the aggregate have a material adverse effect on the business, financial condition or properties of Buyer or on the ability of Buyer to consummate the transactions contemplated hereby and except for violations that will be cured, waived or terminated prior to the Closing Date.

              (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby such filings or registrations which, if not made, and such authorizations, consents or approvals which, if not received, would not have any material adverse effect on the Business, financial condition, or properties of Buyer or on the ability of Buyer to consummate the transactions contemplated hereby.

         5.02 BROKERS AND FINDERS. No person has acted on behalf of Buyer in connection with any negotiations relative to this Agreement and the transactions contemplated hereby. No person has a valid claim for a brokerage commission, finder's fee or other like payment against Buyer.


                                   ARTICLE VI
                               COVENANTS OF SELLER

         Seller covenants and agrees with Buyer that, at all times prior to the Closing, Seller will comply with all covenants and provisions of this ARTICLE VI, except to the extent Buyer may otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement.

         6.01 APPROVALS. Seller will (a) take all reasonable steps and use all reasonable efforts necessary or desirable to recommend the granting of and to obtain, as promptly as practicable, all approvals, authorizations, certificates, franchises, licenses, consents and clearances of Governmental Entities and of third parties, required of Seller to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental Entities as Buyer or such authorities may reasonably request, and
(c) cooperate with Buyer in obtaining, as promptly as practicable, all approvals, authorizations, certificates, franchises, licenses, consents and clearances of Governmental Entities required of Buyer to consummate the transactions contemplated hereby.

         6.02 INVESTIGATION BY BUYER. Seller will provide Buyer, its counsel, accountants, actuaries and other representatives with reasonable access, upon prior notice and during normal business hours at Buyer's expense, to all facilities managers, employees, agents, accountants, actuaries, assets, properties, books and records of Seller relating to the Business and the Purchased Assets, and will furnish Buyer and such other persons during such period with all such other information and data concerning the Purchased Assets or the Business, operations and affairs of Seller or the transactions contemplated hereby as Buyer or any of such other persons reasonably may request.

         6.03 CONDUCT OF THE BUSINESS. Seller will conduct the Business only in the ordinary course and consistent with past practice and custom. Without limiting the generality of the foregoing:

              (a) Seller will use its reasonable efforts to (i) preserve intact Seller's present business organization, reputation and customer relations, (ii) keep available the services of Seller's present managers, employees, agents, consultants and other similar representatives, (iii) maintain all licenses, qualifications and authorizations of Seller to do business in each jurisdiction in which it is so licensed, qualified or authorized, (iv) maintain all the tangible Purchased Assets of Seller in good working order and condition, ordinary wear and tear excepted, (v) continue all current marketing, selling and manufacturing activities relating to the Business, operations or affairs of such Seller, and (vi) not modify, extend, terminate, amend or otherwise change any Seller Contract, or any purchase order, contract or other material contract related to or comprising the Seller Contracts, in any material respect.

               (b) Seller will cause its books and records to be maintained in the usual manner and consistent with past practice and custom and will not permit a material change in any operational, financial reporting or accounting practice or policy of Seller or in any assumption underlying such a practice or policy, or in any method of calculating any bad debt, contingency or other reserve for financial reporting purposes or for other accounting purposes.

               (c) Seller will (i) prepare properly and file timely all reports and all tax returns required to be filed with any Governmental Entities with respect to the Business, and (ii) pay or cause to be paid duly and fully all Taxes indicated by such tax returns or otherwise levied or assessed upon Seller or any of the Purchased Assets, and withhold or collect and pay to the proper taxing authorities or hold in separate bank accounts for such payment all taxes that such limited liability company is required to so withhold or collect and pay, unless such taxes are being contested in good faith and, if appropriate, reasonable reserves therefor have been established and reflected in the books and records of Seller and in accordance with generally accepted accounting principles consistently applied.

              (d) Seller will use all reasonable efforts to maintain in full force and effect until the Closing Date substantially the same levels of coverage as the insurance afforded under the contracts in force as of the date of this Agreement.

              (e) Seller will comply, in all material respects, with all Legal Requirements applicable to the Business and the Purchased Assets.

              (f) Except to the extent any such action would not materially affect in any adverse manner or respect the Purchased Assets, the Business or Seller's ability to comply with its commitments, obligations and covenants hereunder and to consummate the transactions contemplated hereby, Seller will not, without the prior written consent of Buyer, (i) enter into or execute any contract, agreement, lease, indenture, note or other commitment; (ii) hire, terminate, promote, transfer, change the salary or other form of compensation of, grant any leave of absence to or change any policies of Seller or employment arrangements or agreements Seller may have with respect to any managers or employees of Seller or increase the annual level of compensation of any other managers or employee of Seller; (iii) amend, cancel, modify, alter or otherwise change the terms of any of its leases or other material agreements, arrangements, commitments, or other rights or obligations to which it may be entitled or subject; (iv) waive or relinquish any of its rights, claims or authority, or give any material consents to action or inaction, under any of the agreements, arrangements, commitments, leases or other bases of its rights or obligations; or (v) enter into any contract or commitment involving an expenditure, commitment or obligation of Seller in excess of $1,000.

         6.04 NO DISPOSAL OF PROPERTY. Seller will not (a) dispose of or assign any of the Purchased Assets or permit any of the Purchased Assets to be subjected to any Liens, except to the extent any such disposition does not exceed $1,000 in value or any such Lien is made or incurred in the ordinary course of the business consistent with past practice and custom, or (b) sell any part of its operations or the Business to any third party.

         6.05 NO ACQUISITIONS. Seller will not (a) merge, consolidate or otherwise combine or agree to merge, consolidate or otherwise combine with any other person, (b) acquire all or substantially all, or a material portion of all, the assets, capital stock or other equity securities of any other person, or any business division of any other person or (c) otherwise acquire control or ownership of any other person.

         6.06 NO BREACH OR DEFAULT. Seller will not violate, breach or default, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a violation, breach or default under, any term or provision of any Seller Contract to which Seller is a party or by which any of the Purchased Assets are or may be bound.

         6.07 NO INDEBTEDNESS. Except to the extent any such action would not affect in any adverse manner or respect the Purchased Assets, the Business or Seller's ability to comply with its commitments, obligations and covenants hereunder and to consummate the transactions contemplated hereby, (a) Seller will not create, incur, assume, guarantee or otherwise become liable for (i) any debt, obligation or other liability for money borrowed, or (ii) any other debt, obligation or other liability; and (b) Seller will not cancel, pay, agree to cancel or pay, or otherwise provide for a complete or partial discharge in advance of a scheduled payment date with respect to, any debt, obligation or other liability, or waive, cancel or compromise any right to receive any direct or indirect payment or other benefit under any debt, obligation or other liability owing to such corporation, except in the ordinary course of business consistent with past practice and custom.

         6.08 PAYMENT OF LIABILITIES. Except to the extent any such action would not affect in any material adverse manner or respect the Purchased Assets, the Business or Seller's ability to comply with its commitments, obligations and covenants hereunder and to consummate the transactions contemplated hereby, Seller will not delay or postpone beyond normal past practice and custom the payment of any material account payable or other debt, obligation or other liability.

         6.09 NOTICE AND CURE. Seller will notify Buyer promptly in writing as soon as Seller has knowledge of the same, and contemporaneously will provide Buyer with true, complete and correct copies of any information or documents relating to, and will use all reasonable efforts to cure before the Closing, any event, transaction or circumstance that results in or will result in the breach of any covenant or agreement of Seller under this Agreement, or that renders or will render untrue any representation or warranty of Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Seller will use all reasonable efforts to cure, at the earliest practicable date and prior to the Closing Date, any violation or breach of any representation, warranty, covenant or agreement made by Seller in this Agreement, whether occurring or arising before or after the date of this Agreement.

         6.10 COOPERATION OF MANAGEMENT PENDING TRANSACTION. Seller and Owners covenant and agree that between the date hereof and the Closing Date, Seller's management will cooperate with Buyer and endeavor to help persons designated by Buyer to become familiar with the Purchased Assets, the Business, operations, properties, business prospects, needs, employees and any other matters pertaining to the Purchased Assets, the Business and operations and to begin implementation of any transitional plan to be developed by Buyer and Seller.

         6.11 CERTIFICATES OF GOOD STANDING. Seller shall obtain and provide to Buyer at Closing, a certificate of good standing of Seller from the State of Oklahoma, each state in which Seller is authorized to do business, and from each state in which Seller is doing business.

         6.12 NO CHANGES TO SELLER BENEFIT PROGRAMS. Seller will not amend or terminate any Seller Benefit Program.

         6.13 NAME CHANGE. From and after the Closing Date, Seller agrees not to use the name "Trust Environmental Services Company" or any deceptively similar name or related Proprietary Rights and shall provide to or at the request of Buyer any consent, waiver or approval that may be required or advisable in connection with Buyer's use of such name. Seller will take such action promptly after Closing as shall be necessary for its articles of organization to be amended to change its name and the new name of such entity shall not be any name deceptively similar to any name included in the Proprietary Rights.


                                   ARTICLE VII
                               COVENANTS OF BUYER

         Buyer covenants and agrees with Seller that, at all times prior to the Closing, Buyer at its expense will comply with all covenants and provisions of this ARTICLE VII, except to the extent Seller may otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement.

         7.01 APPROVALS. Buyer will (a) take all reasonable steps and use all reasonable efforts necessary or desirable to recommend the granting of and to obtain, as promptly as practicable, all approvals, authorizations and clearances of Governmental Entities and of third parties, required of Buyer to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental Entities as Seller or such authorities may reasonably request, and (iii) cooperate with Seller in obtaining, as promptly as practicable, all approvals, authorizations and clearances of Governmental Entities required of Seller to consummate the transactions contemplated hereby.

         7.02 OBLIGATION OF BUYER TO MAKE TRANSACTION EFFECTIVE. Buyer shall take all actions necessary on its part to carry out the transactions contemplated hereby.

         7.03 NOTICE AND CURE. Buyer will notify Seller promptly in writing of, and contemporaneously will provide Seller with true, complete and correct copies of any and all information or documents relating to, and will use all reasonable efforts to cure prior to the Closing, any event, transaction or circumstance occurring after the date of this Agreement that results in or will result in any covenant or agreement of Buyer under this Agreement to be breached, or that renders or will render untrue any representation or warranty of Buyer contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Buyer also will use all reasonable efforts to cure, at the earliest practicable date and before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by it in this Agreement, whether occurring or arising before or after the date of this Agreement.

         7.04 SUBLEASE. Buyer will enter into a sublease agreement in the form of Exhibit C pursuant to which Buyer shall sublease the current facilities of Seller for a period of at least four months.


                                  ARTICLE VIII
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                               OF BUYER AND SELLER

         Notwithstanding any other provision of this Agreement, the obligation of each of Buyer and Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any one of which may be waived by such party:

         8.01 CONSENTS AND APPROVALS. All approvals of, and consents by all Governmental Entities and other persons, and all permits by and all filings with and submissions to all such Governmental Entities and other persons as may be required for the consummation of the transactions contemplated by this Agreement (including, without limitation, approval by Buyer's primary lending bank), shall have been obtained or made and reasonably satisfactory evidence thereof shall have been received.

         8.02 CERTAIN ACTIONS, ETC. There shall not have been instituted and be continuing or threatened against Buyer, Seller or any of their respective directors, officers, or managers, if any, any action, suit or proceeding by or before any Governmental Entity that would (a) restrain, prohibit or invalidate, or result in the payment of substantial damages in respect of, the transaction or any other transaction contemplated by this Agreement or (b) impose or confirm material limitations on the ability of Buyer effectively to exercise full rights of ownership of the Purchased Assets.


                                   ARTICLE IX
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         Notwithstanding any other provision of this Agreement, the obligation of Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any one of which may be waived by Buyer:

         9.01 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller and Owners set forth in ARTICLE IV shall be true and correct in all material respects as of the date of this Agreement and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing except for such changes with respect thereto which are contemplated by this Agreement or the passage of time.

         9.02 PERFORMANCE OF COVENANTS, AGREEMENTS AND CONDITIONS. Seller shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by them at or prior to the Closing.

         9.03 OFFICERS' CERTIFICATE, ETC. Buyer shall have received (a) a certificate, dated the date of the Closing Date and signed by an authorized representative of Seller, to the effect set forth in SECTIONS 9.01 AND 9.02 and (b) such other certificates, instruments and documents as shall be reasonably requested by Buyer for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

         9.04 MEMBER APPROVAL. This Agreement shall have been duly and validly approved by the members of Seller in accordance with Oklahoma Law, and Buyer shall have received a certificate, dated the date of the Closing and signed by an authorized representative of Seller, to the effect set forth in this SECTION 9.04.

         9.05 EMPLOYMENT AGREEMENT At or prior to the Closing, P. Michael Fitter shall have entered into an Employment Agreement with Buyer substantially in the form of Exhibit D hereto.

         9.06 NON-COMPETE AND OTHER AGREEMENTS. At or prior to the Closing, Seller and each of the Owners shall have entered into a Non-Compete Agreement with Buyer substantially in the form of EXHIBIT E hereto. Seller and each of the Owners agree to enter into such Non-Compete Agreement.

         9.07 LEGAL OPINION. Buyer shall have received from counsel to Seller, an opinion, dated the Closing Date, in form and substance satisfactory to Buyer and its counsel substantially in the form attached hereto as EXHIBIT F.

         9.08 DELIVERY OF BILLS OF SALE. Seller shall have executed, acknowledged (if appropriate) and delivered to Buyer all assignments (including assignment of the Proprietary Rights) and such other instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel may reasonably request.


                                    ARTICLE X
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         Notwithstanding any other provision of this Agreement, the obligations of Seller to consummate the transactions contemplated hereunder shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any one of which may be waived by Seller.

         10.01 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in ARTICLE V shall be true and correct in all material respects as of the date of this Agreement and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing except for such changes with respect thereto which are contemplated by this Agreement or the passage of time.

         10.02 PERFORMANCE OF COVENANTS, AGREEMENTS AND CONDITIONS. Buyer shall have duly performed, complied with and satisfied all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by it, at or prior to the Closing.

         10.03 OFFICERS' CERTIFICATES, ETC. Seller shall have received (a) certificates, dated the Closing Date and signed by an authorized representative of Buyer, to the effect set forth in SECTIONS 10.01 AND 10.02, and (b) such other certificates, instruments and documents as shall be reasonably requested by Seller for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.


                                   ARTICLE XI
                       TERMINATION, AMENDMENTS AND WAIVER

         11.01 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a)   by mutual consent of Buyer and Seller;

                  (b) by either Buyer or Seller if the transaction shall not have been consummated on or before September 1, 2000;

                  (c) at Buyer's election, upon written notice from Buyer to Seller, if any one or more of the following events shall occur and shall not have been remedied to the satisfaction of Buyer within 15 days after written notice is delivered to Seller: (i) there shall have been any material breach of any of the obligations, covenants, or warranties of Seller hereunder; or
(ii) there shall have been any written representation or statement furnished by Seller hereunder which at the time furnished is false or misleading; or

                  (d) at Seller's election, upon written notice from Seller to Buyer, if any one or more of the following events shall occur and shall not have been remedied to Seller's satisfaction within 15 days after written notice is delivered to Buyer: (i) there shall have been any material breach of any of the obligations, covenants, or warranties of Buyer hereunder; or (ii) there shall have been any written representation or statement furnished by Buyer hereunder which at the time furnished is false or misleading.

         11.02 EFFECT OF TERMINATION. If either Buyer or Seller terminates this Agreement as provided in the foregoing section, this Agreement will forthwith become void, and there will be no liability or obligation on the part of Buyer or Seller or their respective officers, directors or managers, as applicable, except as set forth in SECTIONS 13.01 (relating to expenses) and 12.01 (relating to confidentiality), and except to the extent that such termination results from the breach by a party of any of its representations, warranties or agreements in this Agreement.

         11.03 AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

         11.04 WAIVER. Any term or provision of this Agreement may be waived in writing at any time by Buyer, if it is entitled to the benefits thereof, or by Seller, if it is entitled to the benefits thereof.


                                   ARTICLE XII
                          OTHER AGREEMENTS; SURVIVAL OF
                 REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         12.01 CONFIDENTIALITY. Except as may be required to comply with applicable law and regulations or to obtain required regulatory approvals to consummate this transaction, whether state, federal or foreign, and except as required to comply with express obligations under this Agreement, each of the parties hereto will use its best efforts to keep confidential all information relating to this transaction and will instruct its officers, managers, employees and other representatives having access to such information of such obligation of confidentiality. In the event the transactions contemplated herein are not consummated, each of the parties hereto shall return all documents, including any copies thereof, to the party which provided the same.

         12.02 PUBLIC ANNOUNCEMENTS. None of the Parties will make any public announcement without prior approval of the other, except as may otherwise be required by law, in which event, the party required by law to make a public announcement shall provide the other party with prior notice of the text thereof to the extent reasonably practicable.

         12.03 ADDITIONAL AGREEMENTS. Subject to this Agreement, each of the Parties agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers, directors and managers, if any, of each of the Parties will take all such necessary action.

         12.04 COBRA. Seller agrees that it shall be solely responsible for providing COBRA continuation coverage to all of its employees and former employees, and such employees' and former employees' beneficiaries, who are entitled to receive such continuation coverage, and shall maintain sufficient health insurance for such purpose. In addition, Seller agrees that it shall immediately notify Buyer in the event Seller terminates or modifies its health insurance policy or policies.

         12.05 AVAILABLE REMEDIES. Each Party agrees that, consistent with its intention and agreement to be bound by the terms of this Agreement and to consummate the transactions contemplated hereby, subject only to the performance or satisfaction of conditions precedent, the remedy of specific performance shall be available to a non-breaching and non-defaulting party to enforce performance of this Agreement by a breaching or defaulting party, including to require the consummation of the Closing.

         12.06    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

                  (a) BY SELLER AND OWNERS. Seller and Owners, jointly and severally, agree to indemnify, defend and hold Buyer and its Affiliates harmless from and against any and all losses, liabilities, claims, demands, damages, costs and expenses (including reasonable attorneys' fees and disbursements) of every kind, nature and description (collectively, "Claims") sustained by Buyer or any of its Affiliates caused by (i) the breach of any representation or warranty of Seller or Owners contained in this Agreement or in any certificate, agreement, document or instrument delivered pursuant to this Agreement, (ii) the breach of any covenant or agreement, of Seller contained in this Agreement or in any certificate, agreement, document or instrument delivered pursuant to this Agreement, or (iii) any Claim relating to the ownership, operation, management or use of Purchased Assets or the Business to or on the Closing Date unless and to the extent that such Claim arises solely from any action of Buyer after the Closing or is expressly assumed by Buyer hereunder, except, that Seller and Owners shall have no liability pursuant to SECTION 12.06(a)(i) for the first $15,000 of aggregate Claims (the "Buyer Basket").

                  (b) BY BUYER. Buyer agrees to indemnify, defend and hold Seller harmless from and against any and all Claims sustained by Seller caused by (i) the breach of any representation or warranty of Buyer contained in this Agreement or in any certificate, agreement, document or instrument delivered pursuant to this Agreement, or (ii) the breach of any covenant or agreement, of Buyer contained in this Agreement or in any certificate, agreement, document or instrument delivered pursuant to this Agreement, or (iii) the ownership, operation, management or use of the Purchased Assets or the Business after the Closing, unless and to the extent that such Claim arises solely from any action of Seller after the Closing; provided, however, that Buyer shall have no liability pursuant to SECTION 12.06(b)(i) for the first $15,000 of aggregate Claims (the "Seller Basket").

                  (c) NOTIFICATION AND DEFENSE OF CLAIMS. Any party seeking indemnification or reimbursement for Claims hereunder (the "Indemnified Party") shall as promptly as practicable notify the party from which such indemnification is sought (the "Indemnifying Party") upon which the Indemnified Party intends to base a claim for indemnification or reimbursement hereunder; provided, however, that the failure of an Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability under this Agreement to the Indemnified Party with respect to such Claim except to the extent the Indemnifying Party is actually prejudiced or damaged by the failure to receive timely notice. In the event of any claims for indemnification or reimbursement, the Indemnifying Party, at its option, may assume (with legal counsel reasonably acceptable to the Indemnified Party) the defense of any claim, demand, lawsuit or other Proceeding brought against the Indemnified Party, which claim, demand, lawsuit or other Proceeding may give rise to the indemnity or reimbursement obligation of the Indemnifying Party hereunder, and may assert any defense of any party; provided, however, that the Indemnified Party shall have the right at its own expense to participate jointly with the Indemnifying Party in the defense of any claim, demand, lawsuit or other Proceeding in connection with which the Indemnified Party claims indemnification or reimbursement hereunder. Notwithstanding the right of an Indemnified Party so to participate, the Indemnifying Party shall have the sole right to settle or otherwise dispose of such claim, demand, lawsuit or other Proceeding on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate with respect to any issue involved in such claim, demand, lawsuit or other Proceeding as to which (i) the Indemnifying Party shall have acknowledged the obligation to indemnify the Indemnified Party hereunder and the settlement is solely for cash or (ii) the Indemnified Party shall have declined so to participate and, in either case, the Indemnified Party is provided a full and complete release of Claims.

                  (d) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties to this Agreement shall survive the Closing Date and shall remain in full force and effect for a period of two years following the Closing Date; provided, that the representations and warranties related to Tax matters shall survive until the applicable statute of limitations for any potential Tax liability has expired and representations and warranties related to environmental claims shall survive indefinitely (the period during which the representations and warranties shall survive being referred to herein with respect to such representations and warranties as the "Survival Period"), and shall be effective with respect to any inaccuracy therein or breach thereof (and a claim for indemnification under SECTION 12.06 hereof may be made thereon) if a written notice asserting the claim shall have been duly given in accordance with ARTICLE XII hereof within the Survival Period with respect to such matter. Any claim for indemnification made during the Survival Period shall be valid and the representations and warranties relating thereto shall remain in effect for purposes of such indemnification notwithstanding that such claim may not be resolved within the Survival Period. All representations, warranties and covenants and agreements made by the parties shall not be affected by any investigation heretofore or hereafter made by and on behalf of any of them and shall not be deemed merged into any instruments or agreements delivered in connection with this Agreement or otherwise in connection with the transactions contemplated hereby.

                  (e) EXCLUSIVE RIGHTS AND REMEDIES. The rights and remedies provided in this SECTION 12.06 shall be the exclusive rights and remedies, contractual or otherwise, of the indemnified Persons with respect to breaches of the representations, warranties, covenants and agreements contained in this Agreement.

         12.07 ACTIONS OF THE PARTIES AFTER THE CLOSING DATE. The Parties agree that after the Closing, they will take the actions described in this
SECTION 12.07.

                  (a) Seller acknowledges and agrees that from and after the Closing, Buyer will be entitled to originals of all title documents and copies of all other documents, books, records (including tax records), agreements, and financial data of any sort relating to the Business and the Purchased Assets.

                  (b) In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business or the Purchased Assets, the other party will to the extent reasonably practicable cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party. However, with respect to any such information as to which the contesting or defending party may reasonably assert that the disclosure pursuant hereto would waive a privilege, the parties will use their reasonable efforts to develop procedures to maintain such privilege.

                  (c) Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Business from maintaining the same business relationships with Buyer after the Closing Date as it maintained with Seller prior to the Closing Date. Seller will refer all customer inquiries relating to the Business to Buyer from and after the Closing Date.

                  (d) If, after the Closing Date, any consent necessary to convey, transfer and assign the Seller Contracts has not been obtained, Seller shall use its best efforts to afford Buyer the benefits under each such Contract and Seller's protection from the obligations under each such Contract, to the extent such Seller may do so without breaching or violating the terms of any such Contract.

                  (e) If, after the Closing Date, Seller obtains consent to assign, convey and transfer any of the Seller Contracts, then any agreement which Seller and Buyer have theretofore entered into or agreed upon in respect of such Contract shall be terminated with respect to such Contract effective as of the date Seller notifies Buyer of such consent; provided, in no event shall such termination relieve any of the parties of its obligations under such agreement attributable to periods prior to such termination.

                  (f) It is the Parties' intent that all of the Purchased Assets be conveyed to Buyer at the Closing. Accordingly, if either party determines that less than all of the Purchased Assets have been conveyed (whether due to the failure to identify all of the Purchased Assets at Closing, the failure to obtain all required consents to assignment or otherwise), such Party shall promptly notify the other of such fact and the Parties will take all appropriate action and execute any additional documents, instruments or conveyances of any kind which may be reasonably necessary to carry out the foregoing intent.

                  (g) Seller agrees that after the Closing Date any facts, information, know-how, processes, trade secrets, customer lists or confidential matters that relate in any way to the Purchased Assets shall be maintained in confidence and shall not be divulged by Seller to any party unless and until they shall become public knowledge (other than by disclosure by Seller or its managers, employees or agents) or as required by law. Seller further agrees to use its best efforts to ensure that none of its respective managers, employees or agents (so long as they are employed by Seller) divulge any such confidential information to a third party or use the same for the benefit of Seller, any such officer, employee or agent or any other third party, unless and until it shall have become public knowledge (other than by disclosure by Seller or its officers, employees or agents). Buyer shall have the right to interview Seller's employees for the purpose of obtaining information concerning the Business and Seller hereby waives any right, claim, or cause of action, express or implied, which Seller may have against any of Seller's managers, employees or agents by reason of any such manager, employee or agent divulging to Buyer after the Closing Date any facts, information, know-how, processes, trade secrets, customer lists or similar confidential matters that relate to the Business or the Purchased Assets.

         12.08 NONASSIGNABLE CONTRACTS OR AUTHORIZATIONS. To the extent that assignment hereunder by the Seller to Buyer of any Seller Contract is not permitted or is not permitted without the consent of any third party, this Agreement will not be deemed to constitute an undertaking to assign the same if such consent is not given or if such an undertaking otherwise would constitute a breach of or cause a loss of benefits thereunder. After the Closing, Seller will use commercially reasonable efforts to obtain any and all such third party consents which Buyer may request. If any such third party consent is not obtained, , the Seller will cooperate with Buyer, in any reasonable arrangement designed to provide to Buyer after the Closing the benefits under the applicable Seller Contract.


                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.01 EXPENSES. Except as otherwise provided herein, each Party will pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby. In addition, Seller agrees that the portion of the Purchase Price allocable to those items of the Purchased Assets subject to Transfer Taxes (as defined below) in connection with the consummation of the transactions contemplated hereby includes all applicable state and local sales, use, transfer, retailer occupation and other similar Taxes ("Transfer Taxes")due with respect to the transfer of such Purchased Assets.

         13.02 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by telex, facsimile transmission, a nationally recognized overnight delivery service or registered or certified mail (return receipt requested), postage prepaid, to the parties to this Agreement at the following addresses or at such other address for a party as shall be specified by like notice:

         If to Buyer:
                             NESCO, Inc.
                             12331 East 60th Street
                             Tulsa, OK 74146
                             Attention: Eddy L. Patterson
                             Facsimile:  (918) 250-1418


         with a copy to:
                             Conner & Winters, A Professional Corporation
                             3700 First Place Tower
                             Tulsa, Oklahoma 74103
                             Attention:  Lynnwood R. Moore, Jr.
                             Facsimile:  (918) 586-8548


         If to Seller:
                             Trust Environmental Services Company, L.L.C.
                             2227 West Lindsey
                             Suite 1500
                             Norman, Oklahoma 73069
                             Attention: Phillip Michael Horn
                             Facsimile:  (405) 360-4577


         with a copy to:
                             Hartzog Conger & Cason, A Professional Corporation 1600 Bank of Oklahoma Plaza
                             201 Robert S. Kerr
                             Oklahoma City, Oklahoma 73102
                             Attention:  Len Cason
                             Facsimile:  (405) 235-7329

All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof. The Parties may change their respective addresses by notice in writing given to the other party to this Agreement.

         13.03    TIME. Time is of the essence of this Agreement.

         13.04 ENTIRE AGREEMENT. This Agreement (including the schedules, documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written and oral.

         13.05 BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing expressed or implied in this Agreement is intended to or shall be construed to give any person other than the Parties or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement, it being the intention of the Parties that this Agreement shall be for the sole and exclusive benefit of such Parties or such successors or assigns and for the benefit of no other person.

         13.06 ASSIGNMENT. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Party without the prior written consent of the other Parties.

         13.07 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma applicable to contracts made and to be performed within that State, without regard to the principles of conflicts of laws thereof. The Parties each (a) agree that any litigation, action, or proceeding arising out of this Agreement or the transactions may be instituted in a state or federal court in the City of Tulsa, Oklahoma, (b) waive any objection that such party might have now or hereafter to such litigation, action, or proceeding based upon improper venue or inconvenient forum, and (c) irrevocably submit to the jurisdiction of such courts in any such litigation, action, or proceeding.

         13.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


"Buyer"                                   "Seller"


          NESCO, INC.                     TRUST ENVIRONMENTAL
                                          SERVICES COMPANY, L.L.C.



By:                                       By:
    ----------------------------------        ---------------------------------
    Larry G. Johnson, Vice President      Name:
                                                -------------------------------
                                          Title:
                                                 ------------------------------


                                          "Owners"


                                          Clark & Sons, a general partnership


                                          By
                                            -----------------------------------

                                              William Clark, Partner

                                          MidWest Oil, Ltd.


                                          By
                                            -----------------------------------

                                              Don Stehr,
                                                         ------------


                                          Simons Petroleum, Inc.


                                          By
                                            -----------------------------------

                                              Roger Simons,
                                                            ------------



                                          Smith Family Limited Partnership


                                          By
                                            -----------------------------------

                                              Elmer Smith, General Partner


                                          -------------------------------------

                                          P.  Michael Fitter


                                          -------------------------------------

                                          P. Michael Horn